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                                                                    EXHIBIT 7(C)



                               EXCHANGE AGREEMENT


          Exchange Agreement, dated as of September 23, 1997 (this "Agreement"), among Tele-Communications, Inc., a Delaware corporation ("TCI"), Kearns-Tribune Corporation, a Utah corporation and a wholly-owned subsidiary of TCI ("KTC"), and John C. Malone ("Malone").

                                  WITNESSETH:

          WHEREAS, on July 31, 1997, TCI and KTC consummated a merger transaction (the "KTC Merger") pursuant to which KTC became a wholly-owned subsidiary of TCI;

          WHEREAS, at the time of the KTC Merger, the assets of KTC included, among other things, 879,249 shares of Series A Common Stock, par value $1.00 per share ("Series A Common Stock"), of TCI Satellite Entertainment, Inc., a Delaware corporation ("TSAT"), and 911,250 shares of Series B Common stock, par value $1.00 per share ("Series B Common Stock"), of TSAT;

          WHEREAS, each of the Boards of Directors of TCI and KTC have determined that it is in the best interest of their respective corporations to exchange all of the shares of Series B Common Stock owned by KTC for an equal number of shares of Series A Common Stock owned by Malone, and the parties are entering into this Agreement for that purpose.

          NOW THEREFORE, in consideration of the premises and intending to be legally bound, the parties hereto hereby agree as follows:

          1.   Exchange.
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          (a)  At the Closing (as defined herein), and subject to the terms and conditions hereinafter set forth, KTC shall exchange (the "Exchange") the 911,250 shares of Series B Common Stock owned by KTC (the "KTC Series B Shares") for 911,250 shares of Series A Common Stock owned by Malone (the "Malone Series A Shares").

          (b) At the Closing, KTC shall deliver, or cause to be delivered, to Malone, against delivery of certificates representing the Malone Series A Shares, certificates representing the KTC Series B Shares. The certificates representing KTC Series B Shares and the Malone Series A Shares shall be accompanied by duly executed stock powers in blank and with all requisite stock transfer stamps affixed thereto.

          2.   Closing.  The closing of the Exchange (the "Closing") shall
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(unless the parties hereto agree otherwise) take place at the offices of TCI,
5619 DTC Parkway, Englewood, Colorado, at a date and time to be mutually agreed upon by TCI and Malone.

          3.   Representations and Warranties of the Representative.  Each of
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TCI and KTC, jointly and severally, represents and warrants to Malone as follows:


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          (a)  Power and Authority. Each of TCI and KTC has the requisite corporate power and authority to enter into and carry out the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of TCI and KTC (or an authorized committee thereof) and no other corporate action on the part of TCI or KTC is necessary to authorize the execution, delivery or performance by TCI or KTC of this Agreement.

          (b) Binding Agreement. This Agreement has been duly executed and delivered by TCI and KTC and constitutes the valid and binding obligation of each of TCI and KTC, enforceable against them in accordance with its terms.

          (c) No Consents Needed. The execution, delivery and performance of this Agreement by TCI and KTC does not require any consent, approval, authorization of, or filing with or notification to, any Federal or state court or governmental authority having jurisdiction over TCI or KTC, except for such filings as may be required under the Securities Exchange Act of 1934, as amended.

          (d) Good Title. KTC has on the date hereof, and will have at the Closing, good and valid title to the KTC Series B Shares owned by it on the date hereof, free and clear of any security interest, mortgage, pledge, lien, claim or encumbrance of any kind (each, an "Encumbrance"). At the Closing, subject to the terms and conditions of this Agreement, Malone will acquire good and valid title to the KTC Series B Shares, free and clear of all Encumbrances.

          4.   Representations and Warranties of Malone.  Malone represents and
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warrants to TCI and KTC as follows:

          (a) Power and Authority. Malone has full legal capacity, right, power and authority to enter into and carry out the terms and conditions of this Agreement.

          (b) Binding Agreement. This Agreement has been duly executed and delivered by Malone and constitutes the valid and binding obligation of him, enforceable against him in accordance with its terms.

          (c) No Consents Needed. The execution, delivery and performance of this Agreement by Malone does not require any consent, approval, authorization of, or filing with or notification to, any Federal or state court having jurisdiction over him.

          (d) Good Title. Malone has, on the date hereof, and will have at the Closing, good and valid title to the Malone Series A Shares, free and clear of any Encumbrance. At the Closing, subject to the terms and conditions of this Agreement, KTC will acquire good and valid title to the Malone Series A Shares, free and clear of all Encumbrances.

          5.   Termination.  This Agreement shall be terminated and the
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transactions contemplated hereby shall be abandoned with the mutual written consent of TCI, KTC and Malone.

          6.   Governing Law.  This Agreement shall be governed by, and
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construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          7.   Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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          8.   Successors and Assigns.  This Agreement shall inure to the
               -----------------------
benefit of and be binding upon the parties hereto and their respective successors, assigns, representatives and beneficiaries, but neither this Agreement nor any of the rights, interests or other obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          9.   Amendment.  This Agreement may not be amended except by an
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instrument in writing signed by each of the parties hereto.

          10.  Waiver.  Any party hereto may (i) extend the time for the
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performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          11.  Entire Agreement.  This Agreement constitutes the entire
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agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties with respect to the subject matter hereof.


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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                   TELE-COMMUNICATIONS, INC.


                                   By:
                                        -------------------------------
                                        Name:
                                        Title:

                                   KEARNS-TRIBUNE CORPORATION


                                   By:
                                        -------------------------------
                                        Name:
                                        Title:



                                        -------------------------------
                                        JOHN C. MALONE


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